UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INFINERA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Infinera Corporation filed with the Securities and Exchange Commission on April 8, 2021. This Amendment is being filed to supplement Appendix A of the Proxy Statement. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures in the Proxy Statement.

Infinera Corporation

Unaudited Reconciliations from GAAP to Non-GAAP

(In thousands)

Reconciliation of Free Cash Flow	Q4‘20
U.S. GAAP: Net cash provided by (used in) operating activities	$52.2
Purchase of property and equipment, net	$(11.9)
Free Cash Flow	$40.4

Reconciliation of Non-GAAP Net Income/(Loss) per Common Share	Q4‘20
U.S. GAAP as reported	$(0.05)
Stock-based compensation expense	0.06
Amortization of acquired intangible assets	0.05
Restructuring and related costs	0.04
Amortization of debt discount on convertible senior notes	0.03
Non-GAAP as adjusted	$0.13

Reconciliation of Non-GAAP Net Income/(Loss) from Operations	Q4‘19
U.S. GAAP as reported	$(60,871)
Acquisition-related deferred revenue adjustment	1,891
Other customer related charges	—
Stock-based compensation expense	11,073
Amortization of acquired intangible assets	15,054
Acquisition and integration costs	18,249
Acquisition-related inventory adjustments	—
Restructuring and related costs	23,431
Litigation charges	—
Non-GAAP as adjusted	$8,827

Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations, including the inability to compare these measures to similar measures presented by other companies. The non-GAAP measures of free cash flow, non-GAAP net income/(loss) per common share and non-GAAP net income/(loss) from operations exclude various items, such as purchase of property and equipment, stock-based compensation expense, amortization of acquired intangible assets, restructuring and related costs, amortization of debt discount on convertible senior notes, acquisition-related deferred revenue adjustment, other customer related charges, acquisition and integration costs, acquisition-related inventory adjustments, and litigation charges. We believe that these adjustments are appropriate to enhance an overall understanding of our underlying financial performance. Free cash flow, non-GAAP net income/(loss) per common share and non-GAAP net income/(loss) from operations are considered by management for the purpose of making operational decisions, benchmarking against peers, and evaluating performance. In the first quarter of fiscal 2021, the Company began excluding foreign exchange gains and losses from non-GAAP results. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for GAAP measures.